EXHIBIT 5



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                               HART & TRINEN, LLP
                                ATTORNEYS AT LAW
                             1624 Washington Street
                                Denver, CO 80203
William T. Hart, P.C.              ________           Email:  harttrinen@aol.com
Donald T. Trinen                                      Facsimile:  (303) 839-5414
                                 (303) 839-0061


                                October 15, 2009

 CEL-SCI Corporation
8229 Boone Blvd., #802
Vienna, Virginia 22182


This letter will constitute an opinion upon the legality of the sale by selling shareholders of CEL-SCI Corporation, a Colorado corporation ("CEL-SCI"), of up to 39,790,790 shares of common stock, all as referred to in the Registration Statement on Form S-3 filed by CEL-SCI with the Securities and Exchange Commission.

We have examined the Articles of Incorporation, the Bylaws and the minutes of the Board of Directors of CEL-SCI and the applicable laws of the State of Colorado, and a copy of the Registration Statement. In our opinion, CEL-SCI was authorized to issue the shares of stock mentioned above and such shares represent fully paid and non-assessable shares of CEL-SCI's common stock.

                                Very truly yours,

                                  HART & TRINEN, L.L.P.



                                  /s/ William T. Hart
                                 William T. Hart






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